SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $  10,272
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $   3,601
              Class C                        $   1,274
              Class R                        $      60
              Institutional Class            $       0

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.2735
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1687
              Class C                        $000.1687
              Class R                        $000.2396
              Institutional Class            $000.3335